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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73210), pertaining to the Company's Stock Incentive Plan, 1993 Employees' Stock Grant Plan, Employees' Stock Purchase Plan and Senior Management Stock Distribution Plan, the Registration Statement (Form S-8 No. 33-75350), pertaining to the Company's 1993 Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-89910), pertaining to the Company's 1995 Director Stock Option Plan, the Registration Statements (Form S-8 No. 33-89912 and No. 333-1333), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-89914), pertaining to the Company's 1995 Employees' Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-1335), pertaining to the Avail Systems Corporation 1991 Incentive Stock Plan and the Registration Statement (Form S-3 No. 33-58717) of Wang Laboratories, Inc. of our report dated March 6, 1996, with respect to the consolidated financial statements of Wang Laboratories, Inc. included in its Current Report on Form 8-K dated April 3, 1996, filed with the Securities and Exchange Commission.








                                                  Ernst & Young LLP


     Boston, Massachusetts
     April 3, 1996




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